EXHIBIT 32.3

Written Statement of Principal Accounting Officer Furnished Pursuant to
18 U.S.C. Section 1350,
as Adopted by
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-QSB of HouseRaising, Inc. (the "Company") for the quarter ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Christine M. Carriker, Secretary/ Treasurer, SVP and Chief Administrative Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) information contained in the Report fairly presents, in all material respects, the financial condition as of September 30, 2007 and results of operations for the quarter ended September 30, 2007 of the Company and its subsidiaries.

/s/ Christine M. Carriker
_____________________________
Christine M. Carriker
Secretary/Treasurer, SVP and Chief Administrative Officer
(Principal Accounting Officer)

February 6, 2008

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.